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                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

 /s/ Arthur Andersen LLP
Boston, Massachusetts
January 28, 2000